123976.000003\4919-3053-5574.1 Exhibit 19 STAR EQUITY HOLDINGS, INC. FEDERAL SECURITIES LAW COMPLIANCE POLICY Your transactions in stock of Star Equity Holdings, Inc. (the “Company”) are subject to certain requirements and restrictions under the federal securities laws and under the Company’s policies and procedures with respect to transactions involving Company stock, which are summarized in this Federal Securities Law Compliance Policy (the “Policy”). The following discussion is only a guide and is not intended to be a comprehensive review of the applicable federal securities laws. The Company and its counsel encourage questions about the subject matter of this Policy, and you may direct them to the Company’s Chief Legal Officer. The Securities and Exchange Commission (“SEC”) and the courts have significant powers to sanction and impose penalties for violations of the federal securities laws. Therefore, it is important that you fully understand your responsibilities to comply with the federal securities laws. After reading this Policy carefully and as a condition of your employment, you will be asked by the Company to execute the Certificate attached as Appendix A. 1. INSIDER TRADING PROHIBITION A. Insider Trading Restrictions. The federal securities laws prohibit directors, officers, employees and agents of the Company from purchasing or selling Company stock while aware of material nonpublic information about the Company or the market for Company stock. These restrictions also apply to your spouse, children and relatives who share your home and certain entities affiliated with you (for example, certain trusts, partnerships and corporations). Directors and employees are prohibited from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, including short sales “against the box”, (ii) purchases or sales of puts, calls, or other derivative securities or (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other similar transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of Company securities. In addition, any director, officer, employee or agent of the Company who has access to material nonpublic information must exercise the utmost caution in preserving the confidentiality of that information within the Company. “Tipping” or communicating material nonpublic information to a third party is also considered a violation of the insider trading laws, and the “tipper” will be equally liable with the “tippee” for the illegal trading profit gained by the tippee, even if the tipper did not trade and did not profit from the tippee’s trading. B. Material Nonpublic Information. “Material information” generally means information that a reasonable investor would consider important in making a decision of a person to buy, sell or hold Company stock. Any information about the Company, the disclosure of which would cause the Company’s stock price to decrease or increase, is probably material information. Some examples of information that typically would be considered material include: 123976.000003\4919-3053-5574.1  earnings information (favorable or unfavorable), including annual, quarterly or monthly financial results and guidance or projections relating to future earnings performance;  mergers, tender offers, joint ventures or material acquisitions or dispositions of assets;  new products or services, or developments regarding clients or suppliers (e.g., the acquisition or loss of an important contract);  changes in control of the Company or in management of the Company;  a change in auditors or an auditor notification that the Company may no longer rely on an auditor’s audit report;  events regarding the Company’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits, changes in dividend policy, changes to the rights of security holders, financing transactions or public or private offerings of securities);  pending significant litigation or a change in the status of litigation; and  bankruptcies or receiverships involving the Company or parties with whom the Company has a material relationship. Either positive or adverse information may be material. Since the question of “materiality” is determined in litigation with the benefit of 20-20 hindsight, you should generally presume that nonpublic information is material if you have any doubts. Information is considered to be publicly available only when it has been released to the public through appropriate channels (such as a Company press release or SEC filing) and the investing public has had sufficient time to absorb and evaluate its impact. To be safe, we assume that information will not be considered to have been fully absorbed by the marketplace until after the second full business day following the release of the information to the public. C. Individual Penalties for Violations of Insider Trading Laws. The federal securities laws impose severe penalties on persons who trade while aware of material nonpublic information or who improperly disclose such information to a third party. Individuals trading on (or tipping) material nonpublic information may be liable for criminal fines of up to $5 million, twenty years imprisonment and civil penalties of up to three times the profit gained or loss avoided. D. Control Person Penalties for Violations of Insider Trading Laws. The federal securities laws also impose penalties against so-called “controlling persons” who fail to take appropriate steps to prevent and detect insider trading violations (including tipping) by their employees or subordinates. The SEC may impose upon control persons a civil penalty of up to the greater of $1 million or three times the amount of profit gained or loss avoided as a result of the employee's violation. In addition, incorporated violators may be fined up to $25 million if found guilty of a criminal insider trading violation. It is possible that your status as a director or officer of the Company would implicate you as a controlling person subject to personal liability for the insider trading violations of the Company’s employees. E. Company Insider Trading Policy. The Company has adopted a Company policy statement prohibiting insider trading by all directors, officers and employees and requiring the maintenance of confidentiality of material nonpublic information, which is attached as Appendix B. The policy statement serves two principal functions: first, it provides information to all 123976.000003\4919-3053-5574.1 Company employees (in addition to directors and officers) about their obligations to refrain from insider trading and maintain the confidentiality of material nonpublic information; and second, it provides evidence that the Company has developed policies and procedures reasonably designed to prevent insider trading. This statement will be given to new employees and distributed to employees from time to time. As directors and executive officers of the Company, it is important that you ensure strict compliance with the policies set forth in Appendix B. Failure to enforce the policies could ultimately result in an additional basis for imposing personal liability on you. F. Company Pre-Clearance Policy. To avoid even the circumstantial appearance of insider trading and to facilitate compliance with Section 16 of the Securities Exchange Act of 1934, the Company has adopted the policy that all directors and executive officers must contact the Company’s Chief Legal Officer (the “Pre-clearance Designee”) in advance of making any commitment to purchase (or otherwise acquire), including an exercise of stock options, or sell (or otherwise dispose of) Company stock. The pre-clearance policy applies to all transactions in Company stock, including open market and other purchases (other than pursuant to certain employee benefits plans as described in Section I.H. below) and sales, exercises of stock options, gifts, trust transfers and other nonsale transfers. The pre-clearance policy also applies to transactions in Company stock by your spouse, children and relatives who share your home and certain entities affiliated with you (for example, certain trusts, partnerships and corporations). Because the Company’s announcement of its quarterly financial results almost always has the potential to be material nonpublic information, you should assume that you will not be pre-cleared to purchase or sell Company stock during four quarterly blackout periods. These periods will begin at 7:00 p.m. Eastern Time on the 15th calendar day prior to the end of the Company’s fiscal quarter and end at 8:00 a.m. Eastern Time on the second full business day following the Company’s issuance of its quarterly earnings release. In addition, there may be material nonpublic information about the Company of which you are unaware at times other than during these four quarterly blackout periods. Accordingly, even at times other than the quarterly blackout periods, you still must pre-clear purchases and sales of Company stock with the Pre- clearance Designee to make sure that there are no pending and undisclosed material events regarding the Company. G. Rule 10b5-1 Plans. Rule 10b5-1 under the Securities Exchange Act of 1934, in general, would allow you to trade while in possession of material nonpublic information if, in essence, you establish a plan to do so in advance when you are not aware of material nonpublic information that complies with the rule. If you desire to implement a trading plan pursuant to Rule 10b5-1, then you must first pre-clear the plan with the Pre-clearance Designee. You will not be permitted to enter into a trading plan during a blackout period. Purchases and sales of Company stock pursuant to a pre-cleared trading plan will not require further pre-clearance at the time of the trade if the plan specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts. However, you will still need to report to the Company the details of all such trades on the day that they occur as described in Section 2.D. below. H. Transactions under Company Benefit Plans. 123976.000003\4919-3053-5574.1 Stock Option Exercises. The insider trading policy does not apply to (1) exercises of employee stock options where you pay the exercise price in cash and you do not fund the exercise price with the sale of Company stock or (2) exercises of tax withholding rights pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements. However, you must pre-clear these transactions with the Pre-clearance Designee, because you will have Section 16 reporting obligations as discussed in more detail in Section 2 below. In addition, you must pre-clear with the Pre-clearance Designee, and may not make during blackout periods, sales of stock as part of a permitted broker-assisted cashless exercise of an option or any other market sale for the purpose of generating cash to pay the exercise price of an option. 401(k) Plan. The insider trading and pre-clearance policies do not apply to purchases of Company stock in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. However, you must pre-clear with the Pre-clearance Designee, and may not make during blackout periods, (1) an election to begin or terminate investing in the Company stock fund of the 401(k) plan other than during an enrollment period for the 401(k) plan, (2) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund other than during an enrollment period for the 401(k) plan, (3) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund, (4) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance and (5) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. Employee Stock Purchase Plan. The insider trading and pre-clearance policies do not apply to purchases of Company stock under the Company’s Employee Stock Purchase Plan resulting from your periodic contribution of money to the Plan through payroll deductions pursuant to your previously made election. However, you must pre-clear with the Pre-clearance Designee, and may not make during blackout periods, (1) an election to participate or terminate participation in the Plan or to increase or decrease your level of participation in the Plan, in each case other than during the annual enrollment period for the Plan, or (2) sales of Company stock purchased pursuant to the Plan. I. Company Policy on Exchange Traded Options. Trading on an exchange in puts, calls or other derivative securities on Company stock is prohibited at all times. A transaction in these publicly traded options is, in effect, a bet on the short-term movement of Company stock and may create the appearance that you are trading based on material nonpublic information. Transactions in these derivatives may also focus your attention on short-term performance at the expense of the Company’s long-term objectives. 2. SECTION 16 REPORTING Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires executive officers, directors and more than ten percent shareholders of the Company to file certain reports with the SEC, Nasdaq and the Company disclosing beneficial ownership of, and transactions in or changes in beneficial ownership of, Company securities. The concept of

123976.000003\4919-3053-5574.1 beneficial ownership is much broader than direct or record ownership. In addition to individual holdings, you are deemed to beneficially own securities held by certain family members, trusts, partnerships or corporations. A. Form 3 Initial Report. A Form 3, which requires you to supply information about your beneficial ownership of Company stock (including stock options), must be filed with the SEC ten days after you become a director or executive officer. If you are not a new director or executive officer, a Form 3 was filed on your behalf at the time you became a director or executive officer. B. Form 4 Reports. Subsequent to your Form 3 filing, you must report virtually all changes in your beneficial ownership of Company stock by filing a Form 4 with the SEC within two business days after the change occurs. The two-business day requirement runs from the time of the execution of the transaction (and not from settlement or delivery of the confirmation). Subject to certain limited exceptions, most changes in ownership are reportable on Form 4, including open market purchases of Company stock, all sales of Company stock and the grant, exercise and cancellation of stock options. C. Form 5 Annual Report. You are also required to file a Form 5 with the SEC within 45 days after the end of the Company’s fiscal year to report a limited number of transactions in Company stock that are eligible for deferred reporting (and are not earlier reported on Form 4) and transactions that should have been, but were not, reported on Form 4. Directors and executive officers with no Company stock transactions to report need not file a Form 5. In those cases where no Form 5 is required, you will be asked to notify the Company of this fact in writing, using the form of notification provided by the Company. D. Reporting Transactions to the Company. Because your transactions in Company stock generally must be reported on Form 4 within two-business days after they occur, you must report all of your transactions in Company stock in detail to the Company’s Chief Accounting Officer and Chief Legal Officer on the day that they occur. The Chief Accounting Officer will then provide the information to the Company’s counsel to prepare and file with the SEC your Form 4. You also need to make sure that all persons or entities that hold Company stock that is attributable to you (such as a family member living in your home or a trust for which you act as a trustee) are aware of the two-business day reporting deadline because you must report their transactions on your Form 4 within two-business days as well. In addition to reporting to the Company the details of your transactions to the Company, you must pre-clear all such transactions in advance with the Pre-clearance Designee, as described in Section 1.F. above. E. Company Assistance/Power of Attorney. Although the obligation to file a Form 3, 4 or 5 is your personal responsibility, the Company’s Chief Legal Officer and Chief Accounting Officer will assist you in coordinating your preparation and filing of these forms. F. Broker Procedures. The Company intends to develop reporting relationships with the broker that executes your (and your family members’ and related trusts’, partnerships’ or corporations’) transactions in Company stock so that the broker will report your transactions in Company stock to the Company. To help ensure that the Company has the necessary information to timely make your Section 16 filings, the Company is requiring you and the broker handling your 123976.000003\4919-3053-5574.1 (and your family members’ and related trust’s, partnership’s or corporation’s) transactions in Company stock sign a representation letter that requires the broker to verify with the Company that the transaction was pre-cleared and to report immediately to the Company in writing by e- mail or fax the details of the transaction. If you have not yet completed and executed the Company’s form Broker Instruction/Representation, then please contact the Company’s Chief Legal Officer. Alternatively, the broker handling your transactions in Company stock may have its own form of broker representation letter that you may execute and provide to the Chief Legal Officer. If at any time in the future you change your broker, then you will need to have the new broker execute the Broker Instruction/Representation. It must be provided to whomever executes your trades. G. Consequences of Failure to Timely File Forms. The consequences of a late filing or a failure to file are significant:  Public embarrassment to you and the Company as the Company must report in its annual proxy statement and Form 10-K the names of any directors or executive officers, who during the Company’s preceding year, failed to file a Form 3, 4 or 5 or who even filed just one late Form 3, 4 or 5;  Fines of up to $5,000 for each filing violation by an individual, and up to $500,000 for each violation by the Company; and  The SEC has the ability to institute enforcement proceedings to obtain a cease and desist order against those who make late filings or fail to file. 3. SHORT-SWING PROFIT RECAPTURE The so-called “short-swing” trading provisions contained in Section 16(b) of the 1934 Act provide that any profit you realize on a purchase and sale, or sale and purchase, of Company stock within any period of less than six months is recoverable by the Company. “Purchase” and “sale” for purposes of Section 16(b) can include, in addition to conventional purchase and sale transactions, grants of stock or stock options, transfers between accounts in an employee benefit plan and other transactions in which no money changes hands. In addition, a purchase or sale by certain related persons or entities may be matched with a sale or purchase by you or a different person or entity, resulting in potential short-swing profit liability for you. Unlike many other provisions in the federal securities laws, intent to take unfair advantage of nonpublic information is not required for recovery under Section 16(b). In other words, any purchase and sale of Company stock within six months can lead to automatic disgorgement of profits, regardless of the reasons for or purposes of the transactions. However, acquisitions of stock pursuant to the Company’s stock option plan, contributions to the Company stock fund under the 401(k) plan or through payroll deductions under the Company’s Employee Stock Purchase Plan are generally exempt from the short-swing liability provisions of Section 16(b). The recovery right for short-swing profits belongs to the Company, and the Company may not waive its claim for such amounts. If the Company itself does not press a claim, then any shareholder may assert a claim for recovery of the profit for the benefit of the Company. A shareholder who is successful in maintaining an action under Section 16(b) can demand reimbursement from the Company for attorneys’ fees incurred in bringing the suit. As a result, 123976.000003\4919-3053-5574.1 there are individuals who make it their business to review public ownership and trading reports on Forms 3, 4 and 5 for violations of Section 16(b), with the intention of bringing a lawsuit if a corporation fails to do so after demand by a shareholder. Common sense and logic are not always helpful in determining whether Section 16(b) liability exists. Because of the complexities involved and to avoid potential personal financial loss, you should be extremely careful in timing your purchases and sales of Company stock. To help avoid the application of Section 16(b) to any of your trades, it is the Company’s policy that you must contact the Pre-clearance Designee, in advance of making any commitment to purchase (or otherwise acquire) or sell (or otherwise dispose of) Company stock. 4. SHORT SALE PROHIBITION Section 16(c) of the 1934 Act prohibits directors and executive officers from making “short sales” of Company stock. A short sale is the sale of a security that you do not own or, if owned, that you do not deliver, that involves the borrowing of shares by your broker for your account, with delivery of the borrowed shares to the buying broker. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short- term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, the Company has adopted a policy that short sales of the Company’s securities are prohibited by all of its employees. 5. RULE 144 LIMITATIONS ON SALES OF COMPANY STOCK In addition to the limitations on trading discussed above, directors and executive officers may not sell stock of the Company unless there is a registration statement covering the sale or the sale is made pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “1933 Act”). These restrictions apply to all Company stock you hold or acquire, but vary slightly depending on whether the securities are “control shares” or “restricted shares.” Any shares of Company stock you purchase on the open market or pursuant to a registration statement (for example, one covering stock issued upon exercise of options under the Company’s stock option plan) are “control shares.” Shares of Company stock you purchase directly or indirectly from the Company or from another director or executive officer in a “private” transaction (by sale, gift or otherwise) other than in an offering registered with the SEC are “restricted shares.” The usual exemption on which directors and executive officers rely for sales of control and restricted shares is Rule 144 under the 1933 Act. Any public sale of Company stock by you, regardless of whether the shares are control or restricted shares, is subject to the restrictions of Rule 144, unless the sale is registered with the SEC. Generally, Rule 144’s restrictions require that:  the Company must be current in filing its 1934 Act public reporting documents with the SEC (i.e., Forms 10-K and 10-Q, etc.); 123976.000003\4919-3053-5574.1  all restricted shares of Company stock sold pursuant to Rule 144 must be beneficially owned and fully paid for by you for at least one year prior to sale (this holding period requirement does not apply to control shares);  the number of shares sold by you (and certain family members, relatives or affiliated entities) within any “floating” three-month period must not exceed the greater of 1% of the number of outstanding shares of Company stock or the average weekly trading volume of Company stock during the four weeks prior to sale;  the sale must be effected only in a normal unsolicited brokers’ transaction; and  you must file with the SEC a notice of sale (in advance) on Form 144 unless the shares being sold during any “floating” three-month period do not exceed 500 in number or $10,000 in aggregate sales price. The above is an extremely simplified summary of the very complex provisions of Rule 144 that may vary in impact depending on your particular factual circumstances. Also, it is important that you inform the broker through whom or to whom you sell your Company stock that you are selling the Company stock pursuant to Rule 144.

123976.000003\4919-3053-5574.1 APPENDIX A CERTIFICATE The undersigned employee, director and/or executive officer of Star Equity Holdings, Inc. (the “Company”) hereby certifies that: (1) I have carefully read and understand the Statement of Company Policy Prohibiting Insider Trading in Company Stock (the “Statement”) and the attached Federal Securities Law Compliance Policy (the “Policy”) discussing certain federal securities law restrictions and requirements and Company policies and procedures applicable to my transactions in Company Stock; and (2) I will strictly comply with the Statement and the restrictions, requirements, policies and procedures set forth in the Policy. __________________ Signature Print Name: ____________ Title: _______________ Date: ________________ 123976.000003\4919-3053-5574.1 APPENDIX B STAR EQUITY HOLDINGS, INC. STATEMENT OF COMPANY POLICY PROHIBITING INSIDER TRADING IN COMPANY STOCK To All Star Equity Holdings, Inc. Employees, Officers and Directors: Because the stock of Star Equity Holdings, Inc. (the “Company”) is publicly traded, there are certain important restrictions and limitations that federal securities laws impose on you relating to trading in such stock and disclosing information regarding the Company. Any violation of these restrictions may subject you to serious criminal and civil liabilities and sanctions, including criminal fines of up to $5 million, a jail term of up to twenty years and civil penalties of up to three times the illegal profit gained or loss avoided on the stock trade, and may subject the Company to criminal penalties of up to $25 million and civil penalties of up to the greater of $1 million or three times the illegal profit gained or loss avoided. Such a violation would also severely damage the Company's reputation and business relationships. In an effort to apply uniform conduct guidelines to all employees of the Company and its subsidiaries, the Company’s Board of Directors has adopted the following Policy Statement, which applies to all Company personnel at every level. There are no exceptions for transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure). Any violation of this Policy Statement can be expected to result in serious sanctions by the Company, including dismissal for cause of the persons involved. 1. Prohibition against Trading on or Disclosing Material Nonpublic Information. It is the Company’s policy that if you become aware of any material information relating to the Company that has not been made available to the general public by press release or otherwise, then you, your immediate family and other individuals in your household are prohibited from purchasing or selling Company stock. In addition, it is the Company’s policy that you and such persons are prohibited from directly or indirectly disclosing such information to any other person who may trade in Company stock. These prohibitions will be effective until 8:00 a.m. Eastern Time on the second business day following the release of such information to the general public. You should assume that any information, positive or negative, that might affect the Company’s stock price or otherwise might be important to an investor in determining whether to purchase, sell or hold Company stock would be “material.” Some examples of information that would typically be considered material include: ● earnings information (favorable or unfavorable), including annual, quarterly or monthly financial results and guidance or projections relating to future earnings performance; ● mergers, tender offers, joint ventures or material acquisitions or dispositions of assets; ● new products or services, or developments regarding clients or suppliers (e.g., the acquisition or loss of an important contract); ● changes in control of the Company or in management of the Company; 123976.000003\4919-3053-5574.1 ● a change in auditors or an auditor notification that the Company may no longer rely on an auditor’s audit report; ● events regarding the Company’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits, changes in dividend policy, changes to the rights of security holders, financing transactions or public or private offerings of securities); ● pending significant litigation or a change in the status of litigation; and ● bankruptcies or receiverships involving the Company or parties with whom the Company has a material relationship. It is also the Company’s policy that if you become aware of any material nonpublic information in the course of your employment with the Company relating to any other company, including the Company’s suppliers and customers, then you may not trade in that company’s securities until the information becomes public. 2. Transactions under Company Benefit Plans. The following are special applications of the insider trading prohibition to transactions under Company benefit plans: Stock Option Exercises. The insider trading prohibition does not apply to (a) exercises of employee stock options where you pay the exercise price in cash and you do not fund the exercise price with the sale of Company stock or (b) exercises of tax withholding rights pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements. However, the prohibition does apply to any sales of stock as part of a broker-assisted cashless exercise of an option or any other market sale for the purpose of generating cash to pay the exercise price of an option. 401(k) Plan. The insider trading prohibition does not apply to purchases of Company stock in the Company’s 401(k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. However, the prohibition does apply to (a) an election to begin or terminate investing in the Company stock fund of the 401(k) plan other than during an enrollment period for the 401(k) plan, (b) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund other than during an enrollment period for the 401(k) plan, (c) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund, (d) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance and (e) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. Employee Stock Purchase Plan. The insider trading prohibition does not apply to purchases of Company stock under the Company’s Employee Stock Purchase Plan that result from your periodic contribution of money to the Plan through payroll deductions under your existing election. However, the prohibition does apply to (a) an election to participate or terminate participation in the Plan or to increase or decrease your level of participation in the Plan, in each case other than during the annual enrollment period for the Plan, and (b) sales of Company stock purchased pursuant to the Plan. 123976.000003\4919-3053-5574.1 3. Certain Transactions. Trading on an exchange in puts, calls or other derivative securities on Company stock is prohibited at all times. Short sales of the Company’s securities are also prohibited. 4. Confidentiality. If you make a disclosure of material nonpublic information about the Company (or any other company) that is not authorized, then that could cause serious problems for the Company and you, whether or not you make the disclosure for the purpose of facilitating improper trading in Company stock (or any other company’s stock). It is the Company’s policy that you must keep strictly confidential all material nonpublic information that you learn regarding the Company (and all material nonpublic information that you learn in the course of your employment relating to any other company). You may not discuss such information with anyone, except as required in your performance of regular employment duties. Similarly, you should not discuss Company affairs in public areas where your conversation may be overheard (for example, in restaurants, restrooms, elevators, etc.). This prohibition also applies to inquiries about the Company (or any other company) that the financial press, investment analysts or others in the financial community may make. It is important that all such communications on behalf of the Company be made only through Jeffrey E. Eberwein, the Company’s Chief Executive Officer. If you receive any inquiries of this nature, then you should decline comment and refer the person making the inquiry directly to Mr. Eberwein. 5 Company Assistance. If you have any doubts as to your responsibilities under this Policy Statement, then you should seek guidance and clarification from the Company’s Chief Executive Officer or Chief Legal Officer before you act. Do not try to resolve uncertainties on your own. The Board of Directors Star Equity Holdings, Inc. ***